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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported):  August 10, 2001

                                 BUY.COM INC.
              (Exact name of Registrant as specified in charter)


       DELAWARE                  000-29295                     33-0816584
(State or jurisdiction       (Commission File               (I.R.S. Employer
  of incorporation or             Number)                  Identification No.)
     organization)


                                 85 ENTERPRISE
                         ALISO VIEJO, CALIFORNIA 92656
                   (Address of principal executive offices)

                                (949) 389-2000
             (Registrant's telephone number, including area code)

                                      N/A
         (Former name or former address, if changed since last report)


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Item 5. Other Events.

     On August 10, 2001, Buy.com Inc. (the "Company"), announced that it had entered into an Agreement and Plan of Merger, dated as of August 10, 2001 (the "Merger Agreement"), which sets forth the terms and conditions of the proposed acquisition of Buy.com Inc. by SB Acquisition, Inc., a Delaware corporation whose sole stockholder is Scott A. Blum ("Mr. Blum"), the founder of the Company, and SB Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of SB Acquisition, Inc.

     In connection with the proposed acquisition, the Company entered into voting agreements with SoftBank America Inc. and several of its affiliated funds, which collectively hold approximately 28% of the Company's outstanding common stock. The voting agreements provide that if the holders (the "Public Holders") of a majority of the outstanding shares of the Company's common stock, other than shares held by the affiliated SoftBank funds and shares subject to, or required to be subject to, that certain Voting Trust Agreement dated October 26, 1999 among Mr. Blum and the other parties thereto, that vote at the special meeting vote in favor of the merger, then the affiliated SoftBank funds will vote in favor of the merger. If the Public Holders do not vote in favor of the merger, the affiliated SoftBank funds will be entitled to freely vote their shares on such matters.

     As part of the merger, the Company and an affiliate of Mr. Blum entered into a Credit Agreement that provides up to $4 million in a line of credit and up to an additional $5 million in standby letters of credit to be issued on behalf of the Company's distributor and vendor partners. The line of credit carries an interest rate of 10.5% per annum and requires a commitment fee of $140,000. The letters of credit require a commitment fee of $175,000 and any amounts drawn on letters of credit not otherwise paid by the Company will carry an interest rate of 10.5% per annum. The principal interest, fees and other expenses incurred under the Credit Agreement will be deferred until the earlier of the closing of the merger or the termination of the Merger Agreement. In addition, as part of this interim financing, the Company entered into a security agreement that provides the lender with a security interest in substantially all of its assets.

     Attached and incorporated herein by reference in their entirety as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, are copies of the Merger Agreement, form of Voting Agreement, the Bridge Financing Credit Agreement and Security Agreement. In addition, incorporated herein by reference in its entirety as
Exhibit 99.1 is the press release announcing the proposed acquisition.

Item 7. Exhibits.

 2.1 Agreement and Plan of Merger, dated as of August 10, 2001, among Buy.com Inc., Scott A. Blum, SB Acquisition, Inc. and SB Merger Sub, Inc.

10.1      Form of Voting Agreement.

10.2 Bridge Financing Credit Agreement, dated August 10, 2001, by and between Buy.com Inc. and the Scott A. Blum Separate Property Trust u/d/t 8/2/95.

10.3 Security Agreement, dated August 10, 2001, by and between Buy.com Inc. and the Scott A. Blum Separate Property Trust u/d/t 8/2/95.

99.1 Press Release, dated August 10, 2001, announcing the execution of the Agreement and Plan of Merger by and among Buy.com Inc., Scott A. Blum, SB Acquisition, Inc. and SB Merger Sub, Inc. (incorporated by reference to Registrant's press release filed with the SEC on August 13, 2001 under Schedule 14a-12)

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       BUY.COM INC.

                                       By  /s/ Robert R. Price
                                           -------------------------------------
                                           Robert R. Price
                                           President and Chief Financial Officer

Date: August 28, 2001

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                               INDEX TO EXHIBITS


 2.1 Agreement and Plan of Merger, dated as of August 10, 2001, among Buy.com Inc., Scott A. Blum, SB Acquisition, Inc. and SB Merger Sub, Inc.

10.1      Form of Voting Agreement.

10.2 Bridge Financing Credit Agreement, dated August 10, 2001, by and between Buy.com Inc. and the Scott A. Blum Separate Property Trust u/d/t 8/2/95.

10.3 Security Agreement, dated August 10, 2001, by and between Buy.com Inc. and the Scott A. Blum Separate Property Trust u/d/t 8/2/95.

99.1 Press Release, dated August 10, 2001, announcing the execution of the Agreement and Plan of Merger by and among Buy.com Inc., Scott A. Blum, SB Acquisition, Inc. and SB Merger Sub, Inc. (incorporated by reference to Registrant's press release filed with the SEC on August 13, 2001 under Schedule 14a-12)